                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                              SABRATEK CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                              SABRATEK CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

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

                                 SABRATEK LOGO

Dear Stockholder:

     You are cordially invited to the Annual Meeting of Stockholders of Sabratek Corporation. The Annual Meeting will be held at the Midland Hotel, 172 West Adams Street, Chicago, Illinois 60603, on Thursday, June 3, 1999, at 3:30 p.m., local time.

     At the Annual Meeting, you will be asked to (a) consider and vote to elect three directors to hold office for a three-year term (b) consider and vote to approve Sabratek's Long-Term Incentive Compensation Plan, (c) consider and vote to approve an amendment to Sabratek's Stock Option Plan to provide for the issuance of options to purchase an additional 400,000 shares of Sabratek's common stock, and (d) to transact any other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR ALL OF THE NOMINEES FOR ELECTION AS DIRECTORS, FOR APPROVAL OF THE LONG-TERM INCENTIVE COMPENSATION PLAN AND FOR APPROVAL OF AN INCREASE IN THE NUMBER OF SHARES OF COMMON STOCK PROVIDED FOR IN SABRATEK'S STOCK OPTION PLAN.

     In the materials accompanying this letter, you will find a Notice of Annual Meeting of stockholders, a Proxy Statement relating to the actions to be taken at the Annual Meeting and a Proxy Card. The Proxy Statement includes specific information about Sabratek which you should consider in connection with the actions to be taken at the Annual Meeting. Also included along with the proxy materials is Sabratek's Annual Report to Stockholders.

     All stockholders are invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting, please complete, sign, date and return your proxy in the enclosed envelope. If you attend the Annual Meeting, you may vote in person if you wish, even though you have previously returned your proxy. It is important that your shares be represented and voted at the Annual Meeting.

                                          Sincerely,
                                          /s/ K. Shan Padda
                                          --------------------
                                          K. Shan Padda
                                          Chairman

April 26, 1999

                              SABRATEK CORPORATION
                          8111 North St. Louis Avenue
                             Skokie, Illinois 60076
                                 (847) 720-2400

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders

     The Annual Meeting of stockholders of Sabratek Corporation will be held at the Midland Hotel, 172 West Adams Street, Chicago, Illinois 60603, on Thursday, June 3, 1999 at 3:30 p.m. local time, for the following purposes:

     1. To elect three directors to hold office for a three-year term, as described in Proposal No. 1;

     2. To approve Sabratek's Long-Term Incentive Compensation Plan, as described in Proposal No. 2;

     3. To approve an amendment to Sabratek's Stock Option Plan to provide for the issuance of options to purchase an additional 400,000 shares of Sabratek's common stock, as described in Proposal No. 3; and

     4. To transact any other business as may properly come before the Annual Meeting and any adjournment of the Annual Meeting.

     Only stockholders of record at the close of business on April 16, 1999 are entitled to notice of and to vote at the Annual Meeting.

     Sabratek hopes that as many stockholders as possible will personally attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE THE ENCLOSED PROXY CARD AND SIGN, DATE AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, SO THAT YOUR SHARES WILL BE REPRESENTED. Sending in your proxy will not prevent you from voting in person at the Annual Meeting.

                                          By Order of the Board of Directors,
                                          /s/ K. Shan Padda
                                          -----------------------
                                          K. SHAN PADDA, Chairman

Skokie, Illinois
April 26, 1999

                              SABRATEK CORPORATION

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of stockholders of Sabratek Corporation to be held at the Midland Hotel, 172 West Adams Street, Chicago, Illinois 60603 at 3:30 p.m. local time, on Thursday, June 3, 1999 and any adjournment of the Annual Meeting.

     THE ACCOMPANYING PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SABRATEK AND IS REVOCABLE BY THE STOCKHOLDER AT ANY TIME BEFORE IT IS VOTED.

     This Proxy Statement was first mailed to Sabratek's stockholders on or about April 26, 1999, accompanied by Sabratek's 1998 Annual Report to Stockholders. Sabratek's principal executive offices are located at 8111 North St. Louis Avenue, Skokie, Illinois 60076, telephone (847) 720-2400.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     Only stockholders of record at the close of business on April 16, 1999 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, the number of shares and classes of stock that were outstanding and will be entitled to vote at the Annual Meeting were 9,882,445 shares of common stock, $.01 par value. Sabratek has no other class of securities which is entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote on all matters and the common stock does not have cumulative voting rights in the election of directors or any other matter.

     A quorum of the shares of common stock must be present at the Annual Meeting in order for the stockholders to act upon the proposals contained in this Proxy Statement. Sabratek's bylaws provide that a quorum is established if at least a majority of the total number of outstanding shares of common stock as of the Record Date is represented in person or by proxy at the Annual Meeting. The following discussions of the votes necessary to approve the specific proposals identified in this Proxy Statement assumes that a quorum is present at the Annual Meeting.

     To be elected as a director, each nominee must have a majority of the votes cast at the Annual Meeting voted "For" his election, as described in Proposal No. 1 on the Proxy Card. Likewise, in order for Sabratek's Long-Term Incentive Compensation Plan to be approved, as described in Proposal No. 2 on the Proxy Card, a majority of the votes cast at the Annual Meeting must be voted "For" approval. Similarly, in order for the amendment to Sabratek's Stock Option Plan to provide for the issuance of options to purchase an additional 400,000 shares of Sabratek's common stock, for an aggregate of up to 4,200,000 shares of common stock, to be approved, as described in Proposal No. 3 on the Proxy Card, a majority of the votes cast at the Annual Meeting must be voted "For" approval.

     The Delaware General Corporation Law provides that only votes cast "For" a matter constitute affirmative votes. Further, under Delaware law, proxies which are voted by marking "Withheld" or Abstain" on a particular matter are counted for quorum purposes, but since they are not cast "For" a particular matter, they will have the same effect as negative votes or votes "Against" a particular matter. If a validly executed proxy is not marked to indicate a vote on a particular matter and the proxy granted thereby is not revoked before it is voted, it will be voted "For" the matter. Where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions, commonly referred to as "broker nonvotes," these broker non-votes will be treated as shares that are present for purposes of determining the presence of a quorum, but will be treated as not present for purposes of determining the outcome of any matter as to which the broker does not have authority to vote.

VOTING OF PROXIES

     The Proxy Card accompanying this Proxy Statement is solicited on behalf of the Board of Directors for use at the Annual Meeting. Stockholders are requested to complete, sign and date the accompanying Proxy

Card and promptly return it in the accompanying postage paid envelope or otherwise mail it to Sabratek. K. Shan Padda and Stephen L. Holden, the persons named as proxies on the Proxy Card accompanying this Proxy Statement, were selected by the Board of Directors to serve in this capacity. The shares of common stock represented by a proxy which is properly signed, dated and returned will be voted in compliance with the instructions contained therein, or, if no direction is indicated, will be voted to approve all of the proposals recommended by the Board of Directors as indicated herein unless the proxy is subsequently revoked at or before the Annual Meeting. The Board of Directors presently does not intend to bring any matter before the Annual Meeting except those referred to in this Proxy Statement and specified in the Notice of Annual Meeting, nor does the Board of Directors know of any matters which any stockholder proposes to present for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy, or their duly constituted substitutes acting at the Annual Meeting, will, subject to the following, be authorized to vote or otherwise act thereon using their reasonable judgment and discretion with respect to the following matters:

     For any stockholder proposals to be raised at the 1999 Annual Meeting, a proxy may confer discretionary authority to vote on any of the following:

     (a) any stockholder proposal (proxies are entitled with some limited exceptions to exercise discretionary authority with respect to stockholder proposals of which Sabratek does not have notice at least 45 days prior to the date in 1999 which corresponds to the date in 1998 on which Sabratek mailed its proxy materials for its 1998 annual meeting);

     (b) approval of the minutes of the prior year's annual meeting if that approval does not constitute the ratification of the action taken at that annual meeting;

     (c) the election of any person to any office for which a bona fide nominee, as defined below, has already been stated in the proxy statement and the nominee is unable to serve in that office or for good cause will not serve in that office; or

     (d)  any other matters incident to the conduct of the meeting.

     For purpose of the foregoing, a bona fide nominee shall be defined as a person who has consented to being named in the proxy statement and who will serve in the office if elected.

     Each stockholder giving a proxy has the power to revoke it at any time before the shares it represents are voted. Revocation of a proxy is effective upon receipt by the Vice President of Finance and Assistant Secretary of Sabratek at 8111 North St. Louis Avenue, Skokie, Illinois 60076, of either (a) a written notice, duly executed by the stockholder, stating that the proxy is revoked or (b) a duly executed proxy bearing a later date. Additionally, a stockholder may revoke a previously executed proxy by voting in person at the Annual Meeting, although attendance at the Annual Meeting will not, by itself, revoke a proxy.

                             SOLICITATION EXPENSES

     The expenses of preparing and mailing this Proxy Statement and the accompanying Proxy Card and the cost of solicitation of proxies will be borne by Sabratek. In addition to the use of mailings, proxies may be solicited by personal interview, telephone and telegraph, and by directors, officers and regular employees of Sabratek, without special compensation therefor. Sabratek expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of Sabratek's common stock.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth information regarding beneficial ownership of Sabratek's common stock as of April 16, 1999, for (a) each officer of Sabratek, (b) each director and nominee for director of Sabratek, (c) each stockholder known by Sabratek to own beneficially 5% or more of the outstanding shares of Sabratek's common stock and (d) all officers, directors and nominees for director as a group.

                                             NUMBER OF SHARES              PERCENT OF
                  NAME                     BENEFICIALLY OWNED(1)       OUTSTANDING SHARES
                  ----                     ---------------------       ------------------
OFFICERS:
K. Shan Padda(2).........................          624,444                    6.14%
Doron C. Levitas(3)......................          668,435                    6.57%
Stephen L. Holden(4).....................           67,785                        *
Vincent J. Capponi(5)....................           43,409                        *
Paul S. Jurewicz(6)......................           25,000                        *
Scott Skooglund(7).......................           20,779                        *
Joseph Moser(8)..........................           12,610                        *
Tuan Bui.................................            4,852                        *
Stephan C. Beal(9).......................           29,038                        *
Stephen L. Axel(10)......................           14,529                        *
DIRECTORS:
Francis V. Cook, M.D.(11)................          220,084                     2.2%
Mark Lampert(12).........................           27,879                        *
William D. Lautman(13)...................          146,101                    1.46%
William H. Lomicka(14)...................           98,034                        *
Marvin Samson(15)........................           46,515                        *
L. Peter Smith(16).......................           54,580                        *
Edson W. Spencer, Jr.(17)................           53,447                        *
5% STOCKHOLDERS:
Pilgram Baxter & Associates, Ltd.(18)....          794,200                    8.04%
Putnam Investments, Inc.(19).............        1,517,589                   15.36%
The Kaufman Fund, Inc.(20)...............          744,100                    7.53%
George D. Bjurman & Associates(21).......          512,190                    5.18%
All Officers, Directors and nominees for
  Director as a group (17 persons)(22)...        2,157,521                   19.67%

-------------------------
  * Less than 1% of the issued and outstanding shares of Sabratek's common stock.

 (1) Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Percentage of beneficial ownership is based on 9,882,445 shares of common stock outstanding as of April 16, 1998, plus shares of common stock subject to options and warrants that are currently exercisable or exercisable within 60 days, which are deemed to be outstanding and to be beneficially owned by the person holding the options or warrants.

 (2) Includes 290,934 shares subject to options exercisable within 60 days.

 (3) Includes 289,744 shares subject to options exercisable within 60 days, out of which 15,000 shares are held of record by Forrest-Henryk Investment LLC of which Mr. Levitas is the principal.

 (4) Includes 64,833 shares subject to options exercisable within 60 days.

 (5) Includes 43,409 shares subject to options exercisable within 60 days.

 (6) Includes 25,000 shares subject to options exercisable within 60 days.

 (7) Includes 20,584 shares subject to options exercisable within 60 days.

 (8) Includes 12,610 shares subject to options exercisable within 60 days.

 (9) Includes 27,924 shares subject to options exercisable within 60 days and 78 shares held of record by Mr. Beal's minor son.

(10) Includes 13,750 shares subject to options exercisable within 60 days.

(11) Includes 20,000 shares subject to options exercisable within 60 days.

(12) Includes 27,879 shares subject to options exercisable within 60 days.

(13) Includes 43,515 shares subject to options exercisable within 60 days and 58,732 shares issuable upon exercise of warrants. EGS Partners, L.L.C. is an affiliate of EGS Securities Corp. of which Mr. Lautman is a managing director. Mr. Lautman disclaims beneficial ownership of options owned by EGS Securities Corp.

(14) Includes 25,806 shares subject to options exercisable within 60 days and 3,152 shares issuable upon exercise of warrants.

(15) Includes 43,515 shares subject to options exercisable within 60 days.

(16) Includes 46,667 shares subject to options exercisable within 60 days.

(17) Includes 23,600 shares subject to options exercisable within 60 days and 7,962 shares held of record by Spencer Family Partnership, L.P. Mr. Spencer disclaims beneficial ownership of shares owned by Valerie C. Spencer Trust #3.

(18) Pilgram Baxter & Associates, Ltd.'s address is 825 Duportail Road, Wayne, Pennsylvania 19087

(19) Putnam Investments, Inc.'s address is One Post Office Square, Boston, Massachusetts 02109.

(20) The Kaufman Fund's address is 140 E. 45th Street, New York, New York 10017.

(21) George D. Bjurman & Associates' address is 10100 Santa Monica Boulevard, Suite 1200, Los Angeles, California 90067.

(22) Includes 1,085,416 shares subject to options exercisable within 60 days.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     Sabratek's Amended and Restated Certificate of Incorporation provides that Sabratek's Board of Directors shall consist of nine members and shall be divided into three classes, as nearly equal in number as possible, with one class being elected each year for a three-year term. At the Annual Meeting, three Class III directors are to be elected to service until 2002 and six directors will continue to service in accordance with their prior election.

     The proxies, except proxies marked to the contrary, will be voted for the nominees listed below, all of whom are presently members of Sabratek's Board of Directors. It is expected that the nominees will serve, but if any nominee declines or is unable to serve for any unforeseen cause, the proxies will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxies.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE CLASS III NOMINEES NAMED BELOW, AS DESCRIBED IN PROPOSAL NO. 1 ON THE PROXY CARD.

NOMINEES AND CONTINUING DIRECTORS

     The following table sets forth certain information with respect to Sabratek's nominees for election to the Board of Directors and Sabratek's continuing directors:

          CLASS III NOMINEES FOR ELECTION WITH TERMS EXPIRING IN 2002

            NAME AND AGE               DIRECTOR SINCE    PRINCIPAL OCCUPATION AND OTHER INFORMATION
            ------------               --------------    ------------------------------------------
K. Shan Padda (36)...................  December, 1989   Mr. Padda co-founded Sabratek in 1989 and
                                                        has served as Chairman and Chief Executive
                                                        Officer since 1991 and Co-Chairman of the
                                                        Board and Vice President of Finance from
                                                        1989 to 1991. From 1984 to 1988, Mr. Padda
                                                        served as Chief Executive Officer of Andens
                                                        of Illinois, Inc., a medical supplies
                                                        company headquartered in Chicago, Illinois,
                                                        which assembled and marketed hospital
                                                        operating room supply kits. From 1982 to
                                                        1984, Mr. Padda directed marketing and sales
                                                        efforts for a division of Crowd Caps, Inc.,
                                                        an apparel company, in Minneapolis,
                                                        Minnesota. Mr. Padda graduated from Harvard
                                                        University with a B.A. in Biology. In 1995,
                                                        Mr. Padda was inducted into the Chicagoland
                                                        Entrepreneur Hall of Fame. In 1998, Mr.
                                                        Padda was co-named the Illinois High Tech
                                                        Entrepreneur of the Year. Mr. Padda is a
                                                        director of AKSYS, Ltd.

            NAME AND AGE               DIRECTOR SINCE    PRINCIPAL OCCUPATION AND OTHER INFORMATION
            ------------               --------------    ------------------------------------------
Doron C. Levitas (41)................  December, 1989   Mr. Levitas co-founded Sabratek in 1989 and
                                                        has served as Vice Chairman of the Board and
                                                        Secretary since 1994, Vice President of
                                                        International Operations since 1993 and
                                                        Chief Administrative Officer since 1998.
                                                        Prior thereto, Mr. Levitas served in various
                                                        capacities including Co-Chairman of the
                                                        Board and Chief Operating Officer. Before
                                                        joining Sabratek, from 1986 to 1988, Mr.
                                                        Levitas served as President of a division of
                                                        Chicago-based Andens of Illinois, Inc., a
                                                        medical supplies company headquartered in
                                                        Chicago, Illinois, which assembled and
                                                        marketed hospital operating room supply
                                                        kits. From 1984 to 1986, Mr. Levitas served
                                                        as President of Headings, Inc., an
                                                        international apparel marketing firm based
                                                        in New York, New York, which was later sold
                                                        to Andens of Illinois. Mr. Levitas graduated
                                                        from Baruch College in New York, New York
                                                        with a B.A. in International Business and
                                                        Finance. In both 1996 and 1997, under Mr.
                                                        Levitas' guidance, Sabratek received the
                                                        State of Illinois's Governor's Export Award.
                                                        In 1998, Mr. Levitas was co-named the
                                                        Illinois High Tech Entrepreneur of the Year.
William H. Lomicka (62)..............  October, 1994    Mr. Lomicka has been President of Mayfair
                                                        Capital, Inc., a private investment firm,
                                                        since 1989 and President of The Regent
                                                        Group, an asset management firm since 1990.
                                                        Prior thereto, Mr. Lomicka was Senior Vice
                                                        President of CW Group, a New York venture
                                                        capital firm specializing in health care
                                                        enterprises. From 1975 to 1985, Mr. Lomicka
                                                        served in various capacities at Humana Inc.,
                                                        including Treasurer and Senior Vice
                                                        President -- Finance. Mr. Lomicka is a
                                                        director of the following companies:
                                                        MedVenture Technologies, Inc., Pomeroy
                                                        Computer Resources, Inc. and Vencor, Inc.

                 CLASS I DIRECTORS WITH TERMS EXPIRING IN 2000

            NAME AND AGE               DIRECTOR SINCE    PRINCIPAL OCCUPATION AND OTHER INFORMATION
            ------------               --------------    ------------------------------------------
Francis V. Cook, M.D.(54)............  June, 1997       Dr. Cook has been Chief, Division of
                                                        Infectious Diseases at Evanston Northwestern
                                                        Healthcare since September, 1994. Dr. Cook
                                                        is also an Assistant Professor of Clinical
                                                        Medicine at Northwestern University Medical
                                                        School; and an Associate of the Evanston
                                                        Northwestern Healthcare Faculty Practice
                                                        Associates. Dr. Cook is a director of the
                                                        Evanston Northwestern Healthcare Home
                                                        Services. Dr. Cook is past President and
                                                        past Chairman of the Executive Committee of
                                                        the professional staff of Evanston
                                                        Northwestern Healthcare. Dr. Cook is a
                                                        licensed physician in Illinois and holds
                                                        specialty board certifications from the
                                                        American Board of Internal Medicine and
                                                        Infectious Disease. He is a member of the
                                                        American College of Physicians, Infectious
                                                        Disease Society of America, and the Chicago
                                                        Area Infectious Disease Society. Dr. Cook
                                                        graduated from Northwestern University and
                                                        has an M.D. degree from the Medical College
                                                        of Wisconsin.
L. Peter Smith(50)...................  October, 1992    Mr. Smith has been Chairman and Chief
                                                        Executive Officer of Ralin, Inc., a medical
                                                        service company specializing in outpatient
                                                        cardiac care, since 1990. Mr. Smith has also
                                                        served as a Managing Partner of AllCare
                                                        Health Services, Inc., a health care
                                                        services provider which was acquired by
                                                        Medisys, Inc. in 1992. Before joining Ralin,
                                                        Inc. in 1990, Mr. Smith served in various
                                                        capacities with Baxter Healthcare, Inc.,
                                                        most recently as President of Caremark Inc.
                                                        and Travacare, a division of Baxter. He also
                                                        served as Chief Operating Officer of Baxter
                                                        Japan, Ltd. He is a director of Coram
                                                        Healthcare Corporation. Mr. Smith graduated
                                                        from Princeton University and from the
                                                        University of Chicago, Graduate School of
                                                        Business with an M.B.A.

            NAME AND AGE               DIRECTOR SINCE    PRINCIPAL OCCUPATION AND OTHER INFORMATION
            ------------               --------------    ------------------------------------------
Edson W. Spencer, Jr.(45)............  April, 1993      Mr. Spencer is the founder and Chief
                                                        Executive Officer of Affinity Capital
                                                        Management and Managing Member of Affinity
                                                        Ventures II, both Minneapolis,
                                                        Minnesota-based health care venture capital
                                                        concerns formed in January, 1997. Mr.
                                                        Spencer is also the Managing Partner of PSF
                                                        Health Care Fund, L.P., a Minneapolis,
                                                        Minnesota-based venture capital partnership
                                                        formed in 1993. Mr. Spencer is also a
                                                        principal and Chief Financial Officer of
                                                        Peterson-Spencer-Fansler Company which was
                                                        formed in 1991. Mr. Spencer serves on the
                                                        Board of Directors of IGN Corporation, a
                                                        privately held Minneapolis, Minnesota
                                                        medical device company, TouchPoint Software
                                                        Corporation, a privately held health care
                                                        software company located in Boston,
                                                        Massachusetts, cMore Medical, a privately
                                                        held health care information systems company
                                                        located in Minneapolis, Minnesota and
                                                        Mezzanine Capital Partners, a Small Business
                                                        Investment Company located in Minneapolis,
                                                        Minnesota. Mr. Spencer also serves on
                                                        several not-for-profit boards, including
                                                        Children's Health Care, the Minneapolis/St.
                                                        Paul, Minnesota Children's Hospitals.

                    CLASS II DIRECTORS FOR ELECTION WITH TERMS EXPIRING IN 2001

Mark Lampert(39).....................  May, 1996        Mr. Lampert founded and has been the
                                                        managing partner of Biotechnology Value
                                                        Fund, L.P., a private investment partnership
                                                        which specializes in biotechnology, since
                                                        1993. Before forming the Biotechnology Value
                                                        Fund in August, 1993, Mr. Lampert was a Vice
                                                        President at the investment banking firm
                                                        Oppenheimer & Co. in New York, New York from
                                                        March, 1991 through August, 1992. Before
                                                        joining Oppenheimer & Co., Mr. Lampert
                                                        worked at Biotechnology Royalty Corp., which
                                                        he founded in March, 1990. Before founding
                                                        Biotechnology Royalty Corp., Mr. Lampert
                                                        headed business development for Cambridge
                                                        NeuroScience, Inc., a public biotechnology
                                                        company, and served as Assistant to the
                                                        President of the NutraSweet Company, then a
                                                        subsidiary of G.D. Searle & Co. Mr. Lampert
                                                        has also worked for the Boston Consulting
                                                        Group. Mr. Lampert received a B.A. in
                                                        Chemistry from Harvard College and a M.B.A.
                                                        from Harvard Business School.

                    CLASS II DIRECTORS FOR ELECTION WITH TERMS EXPIRING IN 2001

            NAME AND AGE               DIRECTOR SINCE    PRINCIPAL OCCUPATION AND OTHER INFORMATION
            ------------               --------------    ------------------------------------------
William D. Lautman (36)..............  September, 1994  Mr. Lautman has been a Managing Director of
                                                        EGS Securities Corp. since 1995. Before
                                                        joining EGS Securities Corp., Mr. Lautman
                                                        served as Managing Director of Advisory
                                                        Capital Partners, Inc., which he joined in
                                                        1994. Prior thereto, Mr. Lautman served as a
                                                        Managing Director of Cowen & Company, which
                                                        he joined in 1992. Mr. Lautman is also a
                                                        director of MedVenture Technology Corp.,
                                                        CareMedic Systems, Inc., and Osler Health,
                                                        Inc. Mr. Lautman graduated from The Wharton
                                                        School, University of Pennsylvania with an
                                                        M.B.A., and from Georgetown University with
                                                        a B.S. in Business Administration. Mr.
                                                        Lautman also completed the Comparative
                                                        Business Policy Program, Centre for
                                                        Management Studies, Oxford University,
                                                        England.
Marvin Samson (57)...................  September, 1994  Mr. Samson has been Chairman of the Generic
                                                        Pharmaceutical Industry Association since
                                                        March, 1997. From April, 1985 to January,
                                                        1998, Mr. Samson was President and Chief
                                                        Executive Officer of Marsam Pharmaceuticals
                                                        Inc., a developer, manufacturer and marketer
                                                        of generic injectable drug products. Marsam
                                                        was acquired by Schein Pharmaceutical, Inc.
                                                        in 1998. Before founding Marsam, Mr. Samson
                                                        was a founder of Elkins-Sinn, Inc., a
                                                        manufacturer of generic injectable products.
                                                        Mr. Samson graduated from Temple University
                                                        with a B.S. in Chemistry.

               [Remainder of this page intentionally left blank.]

            INFORMATION CONCERNING DIRECTORS AND EXECUTIVE OFFICERS

INFORMATION CONCERNING BOARD AND COMMITTEE MEETINGS

     Six regular and four special meetings of Sabratek's Board of Directors were held during the fiscal year ended December 31, 1998. In addition, Sabratek's Board of Directors acted by unanimous written consent on one occasion during the fiscal year. No incumbent director failed to attend at least 75% of the total number of meetings of the Board of Directors or any committees of the Board of Directors of which he was a member, held during the fiscal year.

INFORMATION CONCERNING COMMITTEES OF THE BOARD

     The only permanent committees of Sabratek's Board of Directors are the Audit Committee and the Compensation Committee.

     The Audit Committee, which is comprised entirely of outside directors, is comprised of Messrs. Lautman and Lomicka. The Audit Committee oversees the work performed by Sabratek's independent auditors and reviews internal audit controls. The Audit Committee held one meeting during the fiscal year ended December 31, 1998.

     The Compensation Committee, which is composed entirely of outside directors, is currently comprised of Messrs. Cook, Samson and Spencer. L. Peter Smith had served on the Compensation Committee until April, 1999 at which time he resigned. Mr. Smith's resignation from the Compensation Committee was not the result of any disagreement with the other members of the Compensation Committee regarding Sabratek's Compensation policies or any other matter. The Compensation Committee establishes salaries, incentives and other forms of compensation for directors, executive officers and key employees of Sabratek and administers Sabratek's Stock Option Plan, Long-Term Incentive Compensation Plan and other incentive compensation and benefit plans. There were eight meetings of the Compensation Committee during the fiscal year ended December 31, 1998.

DIRECTORS' COMPENSATION

     Outside directors currently receive cash fees of $5,000 annually at the end of the year of service as well as $1,000 for each Board meeting and $500 for each Committee meeting attended by the director in person and $500 for each Board meeting attended by the director telephonically. In addition, Sabratek reimburses directors for out-of-pocket expenses incurred in connection with attendance at these meetings. Using a formula contained in the Stock Option Plan, each director receives an option to purchase 10,000 shares of common stock annually. In addition, each member of a committee of the Board of Directors receives an option to purchase 1,200 shares of common stock annually and each chairman of each committee receives an additional option to purchase 600 shares of common stock annually. These options vest on the earlier of (a) one year from the date of grant or (b) the next annual election of directors, although vesting will be accelerated upon a change in control, and have an exercise price equal to the market price of the common stock on the date of grant.

     Directors who are not also executive officers of Sabratek have been granted options to purchase a total of 314,970 shares of common stock at prices ranging from $3.17 to $30.38 per share through December 31, 1998.

     During the year ended December 31, 1998, Sabratek paid cash fees and granted options to purchase common stock under the Stock Option Plan to the following outside directors:

                                                                GRANTED JUNE 4, 1998
                                                         ----------------------------------
                 NAME                    CASH FEES       NO. OF SHARES       EXERCISE PRICE
                 ----                    ---------       -------------       --------------
Francis V. Cook, M.D. .................   $14,000           10,000               $24.00
Mark Lampert...........................    13,000           10,000                24.00
William D. Lautman.....................    16,500           11,200                24.00
William H. Lomicka.....................    16,000           11,800                24.00
Marvin Samson..........................    16,500           11,200                24.00
L. Peter Smith.........................    16,500           11,200                24.00
Edson W. Spencer, Jr...................    16,500           11,800                24.00

REPORTING OF SECURITIES TRANSACTIONS

     Ownership of and transactions in shares of Sabratek's common stock by Sabratek's executive officers and directors and owners of 10% or more of Sabratek's outstanding common stock are required to be reported to the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934. For the fiscal year ended December 31, 1998, Paul S. Jurewicz filed a Form 3 and each of Stephen L. Holden, Stephen Axel and Tuan Bui filed a Form 4 after its due date. All late reports have been filed before the date of this Proxy Statement.

               [Remainder of this page intentionally left blank.]

                   BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS

     The following is a description of the background of Sabratek's executive officers who are not also directors:

                                    EXECUTIVE OFFICER
           NAME AND AGE                  SINCE:         PRINCIPAL OCCUPATION AND OTHER INFORMATION
           ------------             -----------------   ------------------------------------------
Stephen L. Holden (45)............    August, 1996     Mr. Holden has served as President and
                                                       Treasurer of Sabratek since July, 1998.
                                                       Previously, he served as Senior Vice
                                                       President and Chief Financial Officer since
                                                       joining Sabratek in 1996. Prior thereto,
                                                       from 1993 to 1996, Mr. Holden was Chief
                                                       Operating Officer of a unit of Value Health,
                                                       Inc., a national provider of specialty
                                                       managed care. From 1976 to 1993, Mr. Holden
                                                       was with American Hospital Supply
                                                       Corporation, Baxter Healthcare Corporation
                                                       and Caremark, Inc., where he served in a
                                                       number of financial, systems and operating
                                                       roles. Mr. Holden holds a B.A. in Economics
                                                       and an M.S.B.A. in Finance from the
                                                       University of Denver and is a Certified
                                                       Public Accountant.
Vincent J. Capponi (41)...........    April, 1996      Mr. Capponi currently serves as Vice
                                                       President and Chief Operating Officer. From
                                                       September, 1999 until recently, he served as
                                                       Vice President of Operations and previously
                                                       served as Vice President of Quality Control.
                                                       Before joining Sabratek, from 1992 to 1996,
                                                       Mr. Capponi was employed by SIMS Deltec,
                                                       Inc., formerly Pharmacia Deltec, Inc., a
                                                       manufacturer and marketer of ambulatory drug
                                                       delivery and vascular access devices, most
                                                       recently as Director of Operations. From
                                                       1984 to 1992, Mr. Capponi served in a
                                                       variety of positions with Mead Imaging, a
                                                       division of Mead Corporation, which
                                                       commercialized a new color-imaging
                                                       technology. Mr. Capponi graduated from
                                                       Bowling Green State University and also
                                                       holds a Masters of Science degree in
                                                       Chemistry from Bowling Green State
                                                       University.

                                    EXECUTIVE OFFICER
           NAME AND AGE                  SINCE:         PRINCIPAL OCCUPATION AND OTHER INFORMATION
           ------------             -----------------   ------------------------------------------
Paul S. Jurewicz (43).............     July, 1998      Mr. Jurewicz has served as Senior Vice
                                                       President and Chief Financial Officer since
                                                       July 1998. From 1996 until joining Sabratek,
                                                       Mr. Jurewicz was Senior Vice President and
                                                       Chief Financial Officer at OptionCare, Inc.,
                                                       a national provider of home health services.
                                                       Prior thereto, during 1996, Mr. Jurewicz was
                                                       Executive Vice President, Treasurer and
                                                       Chief Financial Officer of Health
                                                       Management, Inc., a provider of specialty
                                                       pharmaceutical services. From 1980 to 1989,
                                                       Mr. Jurewicz was with Baxter Healthcare
                                                       Corporation and Caremark, Inc. where he
                                                       served in a variety of increasingly
                                                       responsible financial positions. From 1978
                                                       to 1980, Mr. Jurewicz was with Hollister,
                                                       Inc., a manufacturer of medical supplies.
                                                       Mr. Jurewicz holds a B.S. in Accountancy
                                                       from DePaul University, a M.B.A. from the
                                                       Lake Forest Graduate School of Management
                                                       and is a Certified Public Accountant.
Stephan C. Beal (44)..............   February, 1998    Mr. Beal, who has served in various
                                                       positions with Sabratek since 1992, was
                                                       elected Vice President of Sales in February,
                                                       1998. From 1989 until joining Sabratek, Mr.
                                                       Beal was National/International Distributor
                                                       Sales Manager of O'Brien/KMI, a full-line
                                                       medical nutrition company. From 1985 to
                                                       1989, Mr. Beal was with Knight Medical, Inc.
                                                       where he was National Sales Manager. From
                                                       1981 to 1985, Mr. Beal was employed by
                                                       Medical Electronics Corp. where he served as
                                                       Regional Sales Manager. Mr. Beal graduated
                                                       from Hartwick College with a B.A. in
                                                       Sociology.
Stephen L. Axel (43)..............   November, 1997    Mr. Axel has been Vice President of
                                                       Marketing of Sabratek since November, 1997.
                                                       From 1996 until joining Sabratek, Mr. Axel
                                                       was employed by Paidos Health Management
                                                       Services, Inc. where he served as Vice
                                                       President, Managed Care and Business
                                                       Development. Prior thereto, Mr. Axel was
                                                       Vice President of Strategic Planning and
                                                       Area Vice President for Caremark
                                                       International, Inc. from 1989 to 1996. From
                                                       1977 to 1989, Mr. Axel was with Baxter
                                                       International and American Hospital Supply
                                                       and held several positions including
                                                       Director of Sales and Marketing, Pharmaseal
                                                       Division and Director of Marketing. Mr. Axel
                                                       is a graduate from the University of
                                                       California at Santa Barbara and the
                                                       Northwestern University JL Kellogg Graduate
                                                       School of Management.

                                    EXECUTIVE OFFICER
           NAME AND AGE                  SINCE:         PRINCIPAL OCCUPATION AND OTHER INFORMATION
           ------------             -----------------   ------------------------------------------
Tuan Bui, Ph.D. (48)..............     July, 1997      Dr. Bui joined Sabratek in July, 1997 as
                                                       Vice President of Research and Development.
                                                       Before joining Sabratek, from 1989 to 1997,
                                                       Dr. Bui served in various capacities at
                                                       Telectronics Pacing Systems, a Denver-based
                                                       manufacturer and marketer of implantable
                                                       pacemakers, including Director of
                                                       Tachycardia Strategic Marketing and Director
                                                       of Cardiomyoplasty Operations. From 1981 to
                                                       1988, Dr. Bui was employed in a number of
                                                       positions by Ausonics, a manufacturer of
                                                       ultrasound diagnostic equipment in
                                                       Australia, including Chief Research
                                                       Engineer. He graduated with a Ph.D. in
                                                       Electrical Engineering from Canterbury
                                                       University, New Zealand and an M.B.A. degree
                                                       from Macquarie University, Australia.
Scott Skooglund (40)..............   November, 1992    Mr. Skooglund has been Vice President of
                                                       Finance of Sabratek since joining Sabratek
                                                       in 1992. Prior thereto, from 1989 to 1992,
                                                       Mr. Skooglund served in various capacities
                                                       at XCEL Laboratories, Inc., a pharmaceutical
                                                       manufacturer, including Vice President of
                                                       Finance. From 1984 to 1989, Mr. Skooglund
                                                       was Regional Accounting Manager at Leaseway
                                                       Transportation Corp. Mr. Skooglund graduated
                                                       with a B.S. in Accounting from Eastern
                                                       Illinois University and is a Certified
                                                       Public Accountant.
Joseph Moser (45).................    March, 1994      Mr. Moser currently serves as Vice President
                                                       of Engineering of Sabratek. From the time he
                                                       joined Sabratek in 1994 until recently, he
                                                       served as Vice President of Research and
                                                       Development. Prior thereto, Mr. Moser served
                                                       as Vice President, Research and Development
                                                       for VideOcart, a Chicago-based technology
                                                       firm from 1990 to 1993. Mr. Moser has served
                                                       as Director of Engineering and Vice
                                                       President of Engineering for Information
                                                       Resources, Inc., a communications technology
                                                       company. Mr. Moser graduated from the
                                                       University of Michigan with a B.S. in
                                                       Electrical Engineering.

               [Remainder of this page intentionally left blank.]

                           SUMMARY COMPENSATION TABLE

EXECUTIVE COMPENSATION

     The Summary Compensation Table below sets forth information concerning compensation paid or accrued for services rendered to Sabratek in all capacities by Sabratek's Chief Executive Officer and each of Sabratek's four other most highly compensated executive officers for the years ended December 31, 1996, 1997 and 1998. The persons identified in the Summary Compensation table are referred to collectively as the "Named Executive Officers" elsewhere in this Proxy Statement.

                                                                                        LONG-TERM
                                                                                       COMPENSATION
                                                      ANNUAL COMPENSATION                 AWARDS
                                            ----------------------------------------   ------------
                                                                                        SECURITIES
                                                                        OTHER ANNUAL    UNDERLYING     ALL OTHER
                                                          BONUS ($)     COMPENSATION   OPTIONS (#)    COMPENSATION
NAME AND PRINCIPAL POSITION          YEAR   SALARY ($)       (1)            ($)            (2)            ($)
---------------------------          ----   ----------    ---------     ------------   -----------    ------------
K. Shan Padda......................  1998    225,000       172,500        10,800(3)           --           --
  Chairman and Chief                 1997    175,000       147,500        10,800(3)      700,000           --
  Executive Officer                  1996    150,000        90,000        10,800(3)      157,580           --

Stephen L. Holden..................  1998    200,000        89,500               --      100,000           --
  President and Treasurer            1997    154,000        82,863               --       50,000           --
                                     1996     50,053(4)     21,000               --       55,000           --

Doron C. Levitas...................  1998    160,000        39,600               --           --           --
  Vice Chairman, Vice President      1997    132,000        49,650               --      100,000           --
  of International Operations,       1996    120,000        24,000               --       47,274           --
  Chief Administrative Officer and
  Secretary

Vincent J. Capponi.................  1998    152,000        64,411               --       50,000           --
  Vice President and Chief           1997    115,500        60,144               --       50,000           --
  Operating Officer                  1996    105,000            --               --       23,637           --

Paul S. Jurewicz...................  1998     79,423(5)         --               --       50,000           --
  Senior Vice President and          1997         --            --               --           --           --
  Chief Financial Officer            1996         --            --               --           --           --

-------------------------
(1) The Board adopted a bonus plan for 1996 and subsequent years, with bonuses to be paid according to the recipient's success in achieving certain performance objectives established at the beginning of each fiscal year. The bonus paid during any given fiscal year is based upon Sabratek's performance in the prior fiscal year. For example, bonuses paid in 1998 are based upon Sabratek's performance in 1997.

(2) Represents shares of common stock underlying stock options granted during the applicable fiscal year as described in the Stock Option Plan.

(3) Represents Mr. Padda's housing allowance as provided for in his employment agreement.

(4) Mr. Holden joined the Company in August, 1996.

(5) Mr. Jurewicz joined the Company in July, 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to options granted to the Named Executive Officers during 1998.

                                                                 INDIVIDUAL GRANTS
                                 ---------------------------------------------------------------------------------
                                    NUMBER OF
                                   SECURITIES       PERCENT OF TOTAL
                                   UNDERLYING       OPTIONS GRANTED
                                 OPTIONS GRANTED    TO EMPLOYEES IN     EXERCISE PRICE    EXPIRATION    GRANT DATE
             NAME                      (#)                1998            ($/SH)(1)        DATE(2)       VALUE(3)
             ----                ---------------    ----------------    --------------    ----------    ----------
K. Shan Padda..................           --                --                  --              --              --
Stephen L. Holden..............      100,000                --              $22.38          7/2/08      $1,618,000
Doron C. Levitas...............           --                --                  --              --              --
Vincent J. Capponi.............       50,000                --               22.38          7/2/08         809,000
Paul S. Jurewicz...............       50,000                --               22.38          7/6/08         809,000

-------------------------
(1) Options are granted with an exercise price equal to the fair market value of Sabratek's common stock on the date of grant.

(2) Some of the options granted to the Named Executive Officers are subject to vesting and, accordingly, may expire before the dates indicated. For example, all options expire, unless extended by Sabratek, if not exercised within 60 days of the date on which the option holder's employment with Sabratek ends.

(3) Calculation based on the Black-Scholes model.

            OPTION EXERCISES DURING 1998 AND YEAR-END OPTION VALUES

     The following table sets forth information with respect to options exercised by the Named Executive Officers during 1998 as well as the unexercised options held by the Named Executive Officers as of December 31, 1998.

                                                                  NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                  SHARES                         UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS AT
                                 ACQUIRED                         OPTIONS AT YEAR-END         YEAR-END 1998($)
                                ON EXERCISE    VALUE REALIZED     1998(#) EXERCISABLE/          EXERCISABLE/
             NAME                   (#)             ($)              UNEXERCISABLE            UNEXERCISABLE(1)
             ----               -----------    --------------    ----------------------    -----------------------
K. Shan Padda.................         --               --       134,992/380,366           404,794/893,741
Stephen L. Holden.............      3,000        $  77,235       43,166/155,834            245,175/146,580
Doron C. Levitas..............     17,500          559,264       171,576/380,367           951,364/1,053,481
Vincent J. Capponi............      5,905          104,515       12,500/99,318             0/77,703
Paul S. Jurewicz..............         --               --       12,500/37,500             0/0

-------------------------
(1) Calculated based on stock price at December 31, 1998 of $16 3/8.

                     LONG-TERM INCENTIVE PLANS -- AWARDS IN
                                LAST FISCAL YEAR

     The following table sets forth certain information with respect to Sabratek's Long-Term Incentive Compensation Plan. The Long-Term Incentive Compensation Plan was adopted by Sabratek in 1998 and entitles the recipients of awards thereunder to payments, up to 60% of which may be paid in shares of Sabratek's common stock except in the event of a change in control, if and to the extent that they are successful in increasing Sabratek's earnings per share as more fully described below. All payments under the Long-Term Incentive Compensation Plan, other than the payments, if any, to be made upon a change in control of Sabratek, are subject to stockholder approval as more particularly described in Proposal No. 2 in this Proxy Statement.

                                                NUMBER OF         PERFORMANCE OR
                                             SHARES, UNITS OR      OTHER PERIOD
                                             OTHER RIGHTS (#)    UNTIL MATURATION    CUMULATIVE UNIT VALUE AT
                   NAME                            (1)            OR PAYOUT (2)       DECEMBER 31, 1998 (3)
                   ----                      ----------------    ----------------    ------------------------
K. Shan Padda..............................    40,000 units          5 years                  $    0
Stephen L. Holden..........................     2,000 units          5 years                       0
Doron C. Levitas...........................     2,000 units          5 years                       0
Vincent J. Capponi(4)......................              --               --               --
Paul S. Jurewicz(4)........................              --               --               --

-------------------------
(1) Awards under Sabratek's Long-Term Incentive Compensation Plan (the "LTIP") are made in Units. The Incremental Unit Value for any year is equal to the product of (a) the Unit's Measuring Price, as defined below, and (b) 85 percent of the percentage by which Earnings Per Share for the year exceeds Base Year EPS, as defined below. The Measuring Price for each Unit awarded is the closing price of the common stock as reported on the Nasdaq National Market on the last day of the year preceding the award of the Unit. The Measuring Price for Units awarded as of July 1, 1998 is $28.75. Base Year EPS for each Unit awarded will be equal to Earnings Per Share for the immediately preceding year.

(2) Generally, a Unit will vest and become exercisable after a term of five (5) years from the date of its award, but a Unit awarded as of July 1, 1998 will vest on December 31, 2002. Notwithstanding the foregoing, a Unit will vest earlier if (a) it attains its Maximum Cumulative Unit Value, as defined in the LTIP, (b) the participant's employment with the Company terminates without Cause before or with or without Cause after a Change in Control, both as defined in the LTIP, or (c) the participant dies or becomes disabled.

(3) There is no minimum award guaranteed under the LTIP. The LTIP does not contain a target award. However, based upon Sabratek's Earnings Per Share for the period ended December 31, 1998, the Units awarded under the LTIP (as identified in the first column of this table) had no value as of December 31, 1998. The maximum value of a Unit is capped at $500 for Units awarded as of July 1, 1998. Absent a Change in Control, participants would not have been entitled to the maximum payment at December 31, 1998 unless Sabratek's Earnings Per Share for the fiscal year ended December 31, 1998 had been $14.38. Because, except in the event of a Change in Control, Sabratek has the right to pay up to 60% of the total award in shares of its common stock valued for such purposes at the market price of such shares on the date of payment, no current determination can be made as to the maximum amount of cash and maximum number of shares to which participants may be entitled, although such cash and shares would have total values as follows: K. Shan Padda, $20,000,000, Stephen L. Holden, $1,000,000, Doron C. Levitas, $1,000,000. See "Summary Description of Long-Term Incentive Compensation Plan" under Proposal No. 2 herein for a description of when a Unit reaches the Maximum Cumulative Unit Value.

(4) Did not receive awards under the LTIP during fiscal 1998.

STOCK OPTION PLAN

     Sabratek's Stock Option Plan was adopted in 1992, amended in 1993 and amended and restated in 1996 and 1997. The Stock Option Plan, as amended, provides for the grant of options to purchase up to an aggregate of 4,200,000 shares of common stock. The Plan is administered by the Compensation Committee of the Board of Directors who will make discretionary grants of options to employees, including employees who are Sabratek officers and directors, and consultants. The Stock Option Plan also provides for formula grants of options to directors who are not Sabratek officers or employees:

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") makes base salary, bonus, stock option and long-term incentive compensation plan decisions with respect to Sabratek's senior executive officers. Sabratek has delegated authority to make compensation decisions regarding other officers to Sabratek's Chief Executive Officer, although such decisions remain subject to review and approval by the Committee.

SUMMARY

     The primary objective of Sabratek's executive compensation program is to help Sabratek attract and retain talented executives while at the same time promoting the interests of Sabratek's stockholders through pay programs that reward the achievement of business results. To obtain this objective, the Company has adopted a compensation program which places a substantial portion of each officer's potential compensation at risk and dependent on Sabratek's performance. Following is a brief description of each of the components of Sabratek's executive compensation program.

     Base Salary

     Base salary is intended to provide a fixed level of compensation reflecting the scope and nature of basic job responsibilities. The Committee grants or approves salary increases, if appropriate, after a review of individual performance, changes if any, in job responsibilities by virtue of promotions or otherwise, and an assessment of the relative competitiveness of the current salary as compared to persons with similar job responsibilities at similarly situated companies..

     Annual Bonus

     Annual bonus awards recognize an executive's contribution to each year's annual business results as measured against a specified performance objective which relates to such individual's job performance. The performance objective is set by Sabratek annually and the actual bonus is calculated as a percentage of the executive's base salary, which percentage varies depending on the extent to which the performance objective is achieved. Generally, executives receive a minimum bonus if they are successful in achieving 80% of the stated performance objective and receive a maximum bonus if they are successful in achieving 120% of the stated performance objective. The bonus paid during any fiscal year is based upon results achieved during the prior fiscal year and paid within a reasonable time after the data necessary to calculate the actual bonus payment becomes available to Sabratek. For example, the bonus paid to Mr. Padda, Sabratek's Chief Executive Officer in 1998 was based on Sabratek's performance in the fiscal year ended December 31, 1997. Based upon Sabratek's performance in the fiscal year ended December 31, 1998, Mr. Padda has not been and will not be paid a bonus during 1999.

     Stock Option Plan

     Stock options are considered an important component of Sabratek's incentive compensation. Stock options provide the right to purchase a fixed number of shares of Sabratek's common stock during the term of the option, which is typically ten years from the date of grant. Sabratek's Stock Option Plan requires that the exercise price of each stock option be set at an amount equal to the fair market value of Sabratek's common stock on the date of grant. Stock options are also typically subject to vesting provisions which require the recipient's continued employment by Sabratek for a period of three to five years from the date of grant in order for the recipient to be entitled to the full benefit of the option.

     Long-Term Incentive Compensation Plan

     Sabratek adopted its Long-Term Incentive Compensation Plan during 1998 and made awards of Units thereunder to Messrs. Padda, Holden and Levitas. Adoption of the Long-Term Incentive Compensation Plan and the award of Units thereunder were determined to be appropriate both because the total amount of incentive compensation available to recipients of Units was determined to be low in comparison to Sabratek's competitors and because the Long-Term Incentive Compensation Plan measured Sabratek's performance with relation to the growth in earnings per share as opposed to increases in stock price. The Compensation Committee believes that providing multiple components of the incentive compensation portion of its overall compensation package allows Sabratek maximum flexibility in providing incentives for its executives to promote both short-term and long-term stockholder value. In addition, because participants in the Long-Term Incentive Compensation Plan must generally wait for the five-year term of each Unit awarded thereunder before they are entitled to receive any payment with respect to these Units, the Compensation Committee views the award of Units thereunder as a valuable tool to help retain its most valued executives. A description of how this plan functions is contained under the heading "Summary Description of the Long-Term Incentive Compensation Plan" beginning on page 24 of this Proxy Statement.

DETERMINATION OF COMPENSATION LEVELS

     Individual base subsidiaries have been established to maintain equitable internal relationships taking into account the responsibilities, experience, seniority and work performance of the individual executive, as well as the performance of the unit or function over which the particular executive exercises primary control and Sabratek's overall performance, strategic objectives and budget considerations. The relative weight given to each of these factors varies from individual to individual and from year to year. Sabratek also takes into account the base salary levels being offered by its competitors and other similarly situated companies. Increases ranging from 0% to 35% in executive officers' base salaries were made for the year ended December 31, 1998. In some cases, a portion of the increase in base salary was a result of promotions for the executive officers.

     A significant portion of each executive officer's compensation is in the form of a bonus which is performance-related. For example, in fiscal 1998, individual bonuses were budgeted to be from 10% to 70% of total compensation depending on the executive. Performance measures and targets for Sabratek's Chief Executive Officer are established by the Compensation Committee and performance measures and targets for other executive officers are set by the Chairman and approved by the Compensation Committee at the beginning of each fiscal year. Bonus criteria and performance objectives for Sabratek's executive officers are evaluated each year to take into account the factors discussed above with respect to base salary as well as additional factors, which may vary from year-to-year, believed appropriate at the time. The level of base salary and potential annual bonus, as well as the bonus criteria and performance objectives for all executives other than the Chief Executive Officer are determined each year following regular, structured reviews of each executive conducted by the Chief Executive Officer. Decisions with respect to the Chief Executive Officer's level of base salary and potential annual bonus are made by the Compensation Committee after less formal discussions with the Chief Executive Officer regarding his and Sabratek's performance, current situation and strategic growth and objectives, as well as the Chief Executive Officer's role in each of the foregoing.

     Generally, Sabratek's Chief Executive Officer makes recommendations to the Compensation Committee regarding the appropriate stock option grants for other executives. Such recommendations are usually adopted by the Compensation Committee. The Compensation Committee makes decisions regarding the appropriate stock option grants to the Chief Executive Officer. The Chief Executive Officer and the Compensation Committee consider the factors discussed above with respect to the other components of the overall compensation package as well as the level of prior grants of stock options when determining who should receive stock options during a given fiscal year as well as the appropriate level of the current grant. Based on the foregoing factors, the Compensation Committee granted or approved the grant of stock options to purchase an aggregate of 230,000 shares of common stock to Sabratek's executives during 1998. A portion of the total stock options granted during 1998 were granted to newly hired executives to induce them to join the Sabratek management team.

     In 1998, Sabratek added its Long-Term Incentive Compensation Plan as a new component of its overall compensation plan. All decisions with respect to Long-Term Compensation Plan awards during 1998 were made exclusively by the Compensation Committee. The overriding factor considered by the Compensation Committee was the retention of Sabratek's current senior management, in particular, Mr. Padda, Sabratek's Chief Executive Officer. The Compensation Committee believes the terms of the plan it adopted, as well as the level of the awards made thereunder, were necessary in order to bring the total level of compensation, as well as the attributes of such Compensation, in line with what its three most senior executives might reasonably be offered by another employer. Although the Compensation Committee has no current plans to award additional Units under the Long-Term Incentive Compensation Plan, we do anticipate that awards of additional Units will be made at a future date. The Compensation Committee further anticipates that when making future decisions regarding the award of additional Units under the Long-Term Incentive Compensation Plan, it will take into account factors similar to those considered by the Compensation Committee when making or approving grants of stock options as discussed above.

     In addition, all executive officers, including the Chairman, are eligible to participate in broad based benefits generally available to all U.S. employees of Sabratek, including the Company's 401(k) and Stock Purchase Plans as well as medical, dental, disability and life insurance.

     The Omnibus Budget Reconciliation Act of 1993 amended the Internal Revenue Code, section 162(m), to limit deductibility for Sabratek for income tax purposes of compensation paid to the Chairman and the other highest paid executive officers to $1 million per year, per person, with some other limited exceptions. Sabratek has designed the other incentive based portions of its overall compensation plan to qualify, and is submitting the Long-Term Incentive Compensation Plan for stockholder approval in order to allow it to qualify, for an exemption to this limitation. If the Long-Term Incentive Compensation Plan (Proposal No. 2 on the Proxy) receives stockholder approval, Sabratek believes that all compensation paid to its executive officers will be fully deductible for income tax purposes.

                                          Francis V. Cook, MD.
                                          Marvin Samson
                                          Edson W. Spencer, Jr.

EMPLOYMENT AGREEMENTS

     Sabratek entered into a five-year Employment Agreement with Mr. Padda as of September 28, 1998. The Employment Agreement provides that at the end of each 12-month period after September 27, 2000, unless either Mr. Padda or Sabratek gives six months' written notice to the other that the term shall not continue, the term shall thereafter automatically extend for an additional 12-month period. The Employment Agreement currently provides that Mr. Padda shall receive a base salary of $250,000, bonuses based upon Mr. Padda's achievement of specified performance objectives, options to purchase shares of Sabratek's common stock under its Stock Option Plan and the right to participate in Sabratek's Long-Term Incentive Compensation Plan. Mr. Padda is entitled to severance payments if he is terminated other than for cause. In addition, the Employment Agreement provides that if Mr. Padda's employment terminates for any reason within 12 months following a change in control of Sabratek, he shall be entitled to (a) all salary, bonuses, and benefits earned but not yet paid to him, (b) all salary, bonuses and benefits to which he would have been entitled if his employment had been terminated by the Company without cause, and (c) an amount equal to the amount of taxes incurred by Mr. Padda as a result of these payments. Components of salary and benefits owed to Mr. Padda in the event of termination of his employment without cause include: (a) Mr. Padda's then current salary for the longer of three years or the remainder of the term of the Employment Agreement; (b) annual bonuses for each remaining year of the term of the Employment Agreement equal to the average of the three highest annual bonuses awarded to him during the five years preceding the year of termination;
(c) continued coverage under Sabratek's health plan for the remainder of the term of the Employment Agreement; and

(d) the Cumulative Unit Value (as defined in and calculated in accordance with Sabratek's Long-Term Incentive Compensation Plan) for each Unit awarded under Sabratek's Long-Term Incentive Compensation Plan prior to the date of termination of the Employment Agreement. The Employment Agreement prohibits Mr. Padda from competing with Sabratek during the term of his employment and for a period of 12 months thereafter and further provides that, should he compete with Sabratek during any period in which Sabratek has an obligation to make payments to him under the Employment Agreement, Sabratek's obligations to make future payments thereunder shall terminate. In addition to his Employment Agreement, Mr. Padda has entered into an agreement with Sabratek which requires him to assign all inventions he develops in the course of his employment to Sabratek and maintain the confidentiality of Sabratek's proprietary information.

     Sabratek entered into three-year Employment Agreements with Mr. Holden and Mr. Levitas, each of which is dated as of September 28, 1998. Each Employment Agreement provides that at the end of each 12-month period after September 27, 1999, unless the applicable officer or Sabratek gives three months' written notice to the other party to the Employment Agreement that the term shall not continue, the term shall thereafter automatically extend for an additional 12-month period. Annual base salary for each officer is as indicated below. Each of the Employment Agreements currently provides that the applicable officer will receive bonuses based upon his achievement of specified performance objectives, options to purchase shares of Sabratek's common stock under its Stock Option Plan and the right to participate in Sabratek's Long-Term Incentive Compensation Plan. Each officer is entitled to severance payments if he is terminated other than for cause. In addition, each officer's Employment Agreement provides that if the applicable officer's employment terminates for any reason within 12 months following a change in control of Sabratek, he shall be entitled to (a) all salary, bonuses, and benefits earned but not yet paid to him, (b) all salary, bonuses and benefits to which he would have been entitled if his employment had been terminated by Sabratek without cause and (c) an amount equal to the amount of taxes incurred by him as a result of these payments. Components of salary and benefits owed to either officer in the event of termination of his employment without cause include: (a) his then current salary for the longer of two years or the remainder of the term of the Employment Agreement; (b) annual bonuses for each remaining year of the term of the Employment Agreement equal to the average of the three highest annual bonuses awarded to him during the five years preceding the year of termination; (c) continued coverage under Sabratek's health plan for the remainder of the term of the Employment Agreement; and (d) the Cumulative Unit Value (as defined in and calculated in accordance with Sabratek's Long-Term Incentive Compensation Plan) for each Unit awarded under Sabratek's Long-Term Incentive Compensation Plan prior to the date of termination of the Employment Agreement. The Employment Agreement prohibits each of the officers from competing with Sabratek during the term of his employment and for a period of 12 months thereafter. In addition to their respective Employment Agreements, each of Messrs. Holden and Levitas have entered into an agreement with Sabratek which requires him to assign all inventions he develops in the course of his employment to Sabratek and maintain the confidentiality of Sabratek's proprietary information. The annual base salary for each officer is as follows: Mr. Holden receives an annual base salary of $200,000 and Mr. Levitas receives an annual base salary of $145,000.

     Sabratek entered into one-year Employment Agreements with Mr. Capponi and Mr. Jurewicz, each of which is dated as of September 28, 1998, with provision for automatic extensions for consecutive 12-month terms, unless proper notice of termination is given. Each Employment Agreement currently provides that each officer will receive an annual base salary of $175,000, bonuses based upon his achievement of specified performance objectives and options to purchase shares of Sabratek's common stock under its Stock Option Plan. Each employee is entitled to severance payments if he is terminated other than for cause. In addition, the Employment Agreement provides that if the applicable officer's employment terminates for any reason within 12 months following a change in control of Sabratek or there is a material adverse change in each employee's compensation, title or duties as specified in the Employment Agreement during such period, he shall be entitled to all salary, bonuses and benefits earned but not yet paid to him, as well as all salary, bonuses and benefits to which he would have been entitled if his employment had been terminated by Sabratek without cause. Components of salary and benefits owed to the applicable officer in the event of termination of his employment without cause include: (a) then current salary for a period of one year following the date of termination; (b) a prorated annual bonus for the year in which terminated; and (c) continued coverage under

Sabratek's health plan for a period of one year. In addition, each of the officers' Employment Agreements prohibits him from competing with Sabratek during his employment and for a period of six months thereafter.

     For purposes of the above-described employment agreements, the term change in control shall mean the occurrence of any of the following events:

     (a) Consummation of the acquisition by any person, as such term is defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, of beneficial ownership, within the meaning of Rule l3d-3 promulgated under the Securities Act of 1933, of 40 percent or more of the combined voting power of the then outstanding voting securities of Sabratek; or

     (b) The individuals who, as of the date of the applicable employment agreement, are members of Sabratek's Board of Directors cease for any reason to constitute a majority of the Board of Directors, unless the election, or nomination for election by the stockholders of Sabratek, of any new director or directors was approved by a vote of a majority of the Board of Directors, in which case the new director or directors shall, for purposes of the foregoing, be considered as a member or members of the Board of Directors as of the date of the applicable employment agreement; or

     (c) Approval by Sabratek's stockholders of (A) a merger or consolidation of Sabratek if the stockholders immediately before the merger or consolidation do not, as a result of the merger or consolidation, own, directly or indirectly, more than 40 percent of the combined voting power of the then outstanding voting securities of the entity resulting from the merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of Sabratek outstanding immediately before the merger or consolidation; or
        (B) a complete liquidation or dissolution, or an agreement for the sale or other disposition, of all or substantially all of the assets of Sabratek.

     Notwithstanding the foregoing, a change in control shall not be deemed to occur solely because 40 percent or more of the combined voting power of the then outstanding securities is acquired by (a) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained for employees of Sabratek, or (b) any corporation that, immediately before the acquisition, is owned directly or indirectly by the stockholders of Sabratek in the same proportion as their ownership of stock of Sabratek immediately before the acquisition.

               [Remainder of this page intentionally left blank.]

                               PERFORMANCE GRAPH

     The following Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent Sabratek specifically incorporates this information by reference, and shall not otherwise be deemed filed under Securities Act or the Exchange Act.

     Shown below is a line graph comparing the yearly change in the cumulative total shareholder return on Sabratek's common stock with the cumulative total return of the S&P 500 Index and the S&P Health Care (Medical Products and Supplies) Index for year ending December 31, 1998 where $100 was invested on June 30, 1996, the earliest date following Sabratek's initial public offering for which comparable data is available.

     Historical stock price performance shown on the graph is not necessarily indicative of the future price performance.

                                       S&P HEALTH CARE
                                      (MEDICAL PRODUCTS
                     S&P 500            AND SUPPLIES)                SBTK
                     -------          -----------------              ----
6/30/96              100.00                 100.00                  100.00
9/30/96              103.00                 111.00                  151.00
12/31/96             112.00                 112.00                  146.00
3/31/97              115.00                 111.00                  184.00
6/30/97              135.00                 132.00                  257.00
9/30/97              145.00                 137.00                  334.00
12/31/97             149.00                 139.00                  264.00
3/31/98              170.00                 160.00                  350.00
6/30/98              175.00                 176.00                  227.00
9/30/98              158.00                 166.00                  226.00
12/31/98             191.00                 201.00                  164.00

                         PROPOSAL NO. 2 -- APPROVAL OF
                     LONG-TERM INCENTIVE COMPENSATION PLAN

     Prior to adopting the Long-Term Incentive Compensation Plan, Sabratek's Board of Directors determined that retaining Sabratek's current management and, in particular, Mr. Padda, Sabratek's Chief Executive Officer, was of critical importance to maintaining and increasing stockholder value. The Board of Directors also determined that the amount of incentive compensation available to Sabratek's most senior executives was very likely not sufficient to deter such individuals from accepting other employment if and when the same was offered to them. Having made such determinations, the Board of Directors decided to substantially increase the amount of incentive compensation which Messrs. Padda, Holden and Levitas had the potential to earn.

     The Board of Directors provided the potential increase in incentive compensation in the form of Sabratek's Long-Term Incentive Compensation Plan, the terms of which are summarized below. The Board of Directors believes the terms of the Long-Term Incentive Compensation Plan, as well as the amount of potential incentive compensation available thereunder, are appropriate and reasonable.

     Although it is impossible to predict with reasonable accuracy due to the number of variables which must be taken into account in the calculation, it is not anticipated that substantial payments will be made pursuant to the Long-Term Incentive Compensation Plan unless the participants therein are successful in guiding Sabratek to dramatic increases in earnings per share. The Board of Directors also believes that the terms of the Long-Term Incentive Compensation Plan, not just the amounts potentially payable thereunder, allow it to function exceptionally well as an executive retention tool. For example, with limited exceptions described below, actual payments with respect to Units awarded under the Long-Term Incentive Compensation Plan are not made until five years from the date of the award. In addition, except for payments made in connection with a change in control, Sabratek may pay up to 60% of any payment due under the Long-Term Incentive Compensation Plan in shares of its common stock; thereby further linking the interests of participants to those of stockholders. Finally, the Long-Term Incentive Compensation Plan contains change in control provisions which are designed to provide participants with an incentive to remain with Sabratek during times of uncertainty. It should be noted, however, that the payments to be made to participants upon a change in control, if any, can be limited based on the total value to be received by Sabratek's stockholders in any such transaction; thereby further aligning the interests of Sabratek's management with the stockholders, even in the event of such a contingency.

     Sabratek is seeking stockholder approval of the Long-Term Incentive Compensation Plan as required by Section 162(m) of the Internal Revenue Code of 1986, as amended, so that compensation paid under the Long-Term Incentive Compensation Plan may be fully deductible by Sabratek. The Long-Term Incentive Compensation Plan is designed so that all compensation payable thereunder qualifies as "performance-based" compensation and if this Proposal No. 2 receives stockholder approval all payments made thereunder will be fully deductible by Sabratek.

     The Long-Term Incentive Compensation Plan provides that Sabratek will be required to make any payments due thereunder upon a change in control regardless of whether the Long-Term Incentive Compensation Plan receives stockholder approval. Thus, if this Proposal No. 2 fails to receive stockholder approval it will not effect Sabratek's obligation to make the payments, if any, due upon a change in control for previous awards but may affect Sabratek's ability to fully deduct these payments as compensation expenses for tax purposes.

SUMMARY DESCRIPTION OF LONG-TERM INCENTIVE COMPENSATION PLAN

     The Long-Term Incentive Compensation Plan will be administered by the Compensation Committee of the Board of Directors, which has full power and authority to determine which key employees of Sabratek will receive awards under the Long-Term Incentive Compensation Plan, to interpret and construe the terms of the Long-Term Incentive Compensation Plan and to make all determinations it deems necessary in the administration of the Long-Term Incentive Compensation Plan.

     The Compensation Committee has previously made awards under the Long-Term Incentive Compensation Plan to Messrs. Padda, Holden and Levitas. See "Executive Compensation Long-Term Incentive Plans -- Awards in Last Fiscal Year."

     The Long-Term Incentive Compensation Plan provides for the award of participation Units to key employees as determined by the Compensation Committee. Units may be awarded as of the first day of any calendar year through 2008; provided, however, that the initial award of Units was made as of July 1, 1998. A maximum of 100,000 Units may be awarded under the Long-Term Incentive Compensation Plan, and no more that 75,000 Units may be awarded to any one participant.

     Generally, Units vest and become exercisable after a term of five years from the date of their award, but Units awarded as of July 1, 1998 will vest on December 31, 2002. Notwithstanding the foregoing, a Unit will vest earlier if it attains its Maximum Cumulative Unit Value, as defined below, or if the participant's employment with Sabratek terminates (a) without cause before or after a change in control, both as defined in the Long-Term Incentive Compensation Plan, or (b) by reason of death or disability.

     The value of a Unit at any time (the "Incremental Unit Value") depends on the extent of increase in the Company's Earnings Per Share, as defined below, from year to year. For purposes of the Long-Term Incentive Compensation Plan, Earnings Per Share for any year is the Company's Earnings, as defined in the Long-Term Incentive Compensation Plan, divided by the number of shares of common stock used to determine the Company's diluted earnings per share for that year, as reported in the Company's audited consolidated financial statements; provided, however, that for 1998, Earnings Per Share will be the lesser of (a) 160% of Earnings Per Share for the period July 1, 1998 through December 31, 1998 or (b) Earnings Per Share for 1998.

     The Incremental Unit Value for any year is equal to the product of (a) the Unit's Measuring Price and (b) 85 percent of the percentage by which Earnings Per Share for the year exceeds Base Year EPS. The Measuring Price for each Unit awarded is the closing price of the common stock as reported on the Nasdaq National Market on the last day of the year preceding the award of the Unit. The Measuring Price for Units awarded as of July 1, 1998 is $28.75. Base Year EPS will be equal to Earnings Per Share for the immediately preceding year.

     A Unit's Incremental Unit Value for each of the five years from the date of award is cumulated to obtain the Unit's Cumulative Unit Value, which is capped at $500 for Units awarded as of July 1, 1998, and, for Units awarded thereafter, at an amount determined by the Committee when the Unit is awarded (the "Maximum Cumulative Unit Value").

     A Unit that becomes vested shall thereupon be exercised. Upon its exercise, a participant will receive the Unit's Cumulative Unit Value, but not more than the Maximum Cumulative Unit Value. Except upon a Change in Control, when payment must be made entirely in cash, not less than 40 percent of the amount due will be paid in cash, and the balance will be paid in cash or in shares of common stock or both, as determined by the Compensation Committee in its discretion.

     In respect of a Unit that becomes vested by reason of termination of a participant's employment without Cause within one year following a Change in Control, the amount payable will be the Unit's Maximum Cumulative Unit Value, provided that no single participant shall receive a payment that exceeds 5%, and all participants in the aggregate shall not receive payments which exceed 7%, of the total consideration paid or received or to be paid or received in connection with such Change in Control.

     A Unit will expire upon the earlier of (a) its exercise or (b) termination of the participant's employment with Sabratek; provided, however, that upon termination (x) by Sabratek without Cause, (y) by reason of death or disability or (z) for any other reason specifically approved in advance by the Committee, the term of the Unit will be extended for a period of 14 months from the date of termination.

     The Committee may amend or terminate the Long-Term Incentive Compensation Plan at any time, provided that no amendment will be effective before approval by Sabratek's stockholders to the extent that the approval is required to preserve deductibility of compensation paid under
Section 162(m) of the Code or is otherwise required by law.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE LONG-TERM INCENTIVE COMPENSATION PLAN, AS DESCRIBED IN PROPOSAL NO. 2 ON THE PROXY CARD.

               [Remainder of this page intentionally left blank.]

                PROPOSAL NO. 3 -- AMENDMENT OF STOCK OPTION PLAN
                     TO PROVIDE FOR THE ISSUANCE OF OPTIONS
            TO PURCHASE AN ADDITIONAL 400,000 SHARES OF COMMON STOCK

     The Board of Directors recognizes that Sabratek experiences intense competition from other companies for talented managers and employees and that Sabratek's success is dependent upon its ability to attract and retain such personnel. The Board of Directors has concluded that one of the best ways to compete for key personnel is to offer significant potential rewards based upon Sabratek's success through the issuance of stock options. The Board of Directors believes that all employees of Sabratek should be provided the opportunity to acquire or increase their holdings of Sabratek's common stock. Both incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified stock options may be granted under the Stock Option Plan.

     Because of the value the Board of Directors places on stock options as a compensation tool, the Board of Directors adopted an amendment to the Stock Option Plan in April of 1999 which increased the number of shares of common stock reserved for options granted under the Stock Option Plan by an aggregate of 400,000 to 4,200,000. The amendment is subject to ratification by the stockholders.

                               STOCK OPTION PLAN

     Sabratek's Stock Option Plan was adopted in 1992, amended in 1993 and amended and restated in 1996 and 1997. The Stock Option Plan, as amended, provides for the grant of options to purchase up to an aggregate of 4,200,000 shares of common stock. The Stock Option Plan is administered by the Compensation Committee of the Board of Directors which makes discretionary grants ("discretionary grants") of stock options to employees, including employees who are officers and directors of the Company and consultants. The Stock Option Plan also provides for formula grants ("formula grants") of stock options to directors who are not employees of the Company.

     Stock options granted pursuant to discretionary grants may be non-qualified stock options or incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. The selection of participants, allotment of shares, determination of price and other conditions of purchase of such stock options are determined by the Compensation Committee, in its sole discretion. Stock options granted under discretionary grants are exercisable for a period of up to ten years, except that incentive stock options granted to optionees who, at the time the stock option is granted, own stock representing greater than 10% of the voting power of all classes of Sabratek's stock or the stock of any parent or subsidiary, are exercisable for a period of up to five years. The per share exercise price of incentive stock options granted pursuant to discretionary grants must be no less than 100% of the fair market value of the common stock on the date of grant, except that the per share exercise price of incentive stock options granted to optionees who, at the time the stock option is granted, own stock representing greater than 10% of the voting power of all classes of Sabratek's stock or the stock of any parent or subsidiary, must be no less than 110% of the fair market value of the common stock. The per share exercise price of non-qualified stock options granted pursuant to discretionary grants must be no less than 85% of the fair market value of the common stock on the date of grant. To the extent stock options are granted at less than fair market value, Sabratek incurs a non-cash expense for financial reporting purposes.

     Under the formula grants, each director of Sabratek who is not also an officer or employee of Sabratek (an "Independent Director") will be automatically granted a non-qualified stock option to purchase 10,000 shares of common stock, which amount may be adjusted as provided in the Stock Option Plan, each year immediately following the Annual Meeting of stockholders. Each Independent Director may decline his respective grant. Each stock option granted pursuant to a formula grant will vest and become exercisable ratably over a period of one year. In addition, each Independent Director who serves on a committee of the Board of Directors will receive an annual grant of stock options to purchase 1,200 shares of common stock and each Independent Director who is also the Chairman of a committee of the Board of Directors will receive an annual grant of stock options to purchase 600 shares of common stock. These additional stock options are on the same terms as described above. Each of these stock options shall have a term of five years from the relevant vesting date. The exercise price per share of common stock for options granted pursuant to a formula grant shall be 100% of the fair market value on the date of grant.

     As of December 31, 1998, there were 382 employees eligible to participate and approximately 123 actual participants in the Stock Option Plan. During the fiscal year ended December 31, 1998, the Named Executive Officers were granted stock options to acquire 200,000 shares of common stock, at an average exercise price of $22.38 per share. During the fiscal year ended December 31, 1998, all Independent Directors as a group were granted stock options to acquire 77,200 shares of common stock, at an average exercise price of $24.00, and grants of stock options to all other employees as a group to acquire 91,000 shares of common stock, at an average exercise price of $22.88 per share.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT OF THE STOCK OPTION PLAN TO PROVIDE FOR THE ISSUANCE OF OPTIONS TO PURCHASE AN ADDITIONAL 400,000 SHARES OF SABRATEK'S COMMON STOCK, AS DESCRIBED IN PROPOSAL NO. 3 ON THE PROXY CARD.

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                                       28

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On August 18, 1997, EGS Securities Corp., of which William D. Lautman, a director of Sabratek, is a Managing Director, exercised an option, originally granted on December 26, 1996 under Sabratek's Stock Option Plan, to purchase 50,000 shares of Sabratek's common stock at a price of $14.00.

     On December 2, 1997, Sabratek granted EGS Securities Corp. an option under Sabratek's Stock Option Plan to purchase 25,000 shares of Sabratek's common stock at a price of $24.25 per share. The option was granted in consideration of the services provided by EGS Securities Corp. to the Company in evaluating potential acquisitions and strategic relationships. The option fully vested on July 1, 1998 and expires on December 2, 2007.

     K. Shan Padda and Doron C. Levitas, both of whom are officers and directors of Sabratek, formerly owned an aggregate of 67% of the common stock of Dak-Tech Ltd., an Israeli company. Prior to December, 1998, Sabratek had a right to purchase the Dak-Tech interests owned by Messrs. Padda and Levitas pursuant to a previously agreed upon option. On December 29, 1998, the Board of Directors determined that Sabratek's exercise of the option to purchase the Dak-Tech interests owned by Messrs. Padda and Levitas would not be in Sabratek's best interests. Accordingly, Sabratek waived and canceled its option to purchase the Dak-Tech interests owned by Messrs. Padda and Levitas. Further, Mr. Padda subsequently sold his entire one-third interest in Dak-Tech in equal percentages to Mr. Levitas and the other stockholder of Dak-Tech. As such, Mr. Levitas currently owns one-half of the common stock of Dak-Tech. During the fiscal year ended December 31, 1998, Sabratek purchased manufactured components with a value of $1,064,464 from Dak-Tech.

                                  ACCOUNTANTS

     KPMG LLP currently serves as Sabratek's independent public accountants. It is expected that representatives of KPMG LLP will be present at the Annual Meeting and will be available to respond to questions. They will be given an opportunity to make a statement if they desire to do so.

                         ANNUAL REPORT TO STOCKHOLDERS

     Sabratek's 1998 Annual Report to Stockholders, along with Sabratek's Annual Report on Form 10-K for the year ended December 31, 1998, accompany this Proxy Statement but do not constitute a part of the proxy materials.

                            STOCKHOLDERS' PROPOSALS

     If a stockholder desires to have a proposal formally considered at the 2000 Annual Meeting of Sabratek's stockholders, and included in the Proxy Statement for that meeting, the proposal must be received in writing by Sabratek's Secretary on or before December 24, 1999. Additionally, if a proponent of a stockholder proposal at the 2000 Annual Stockholder's Meeting fails to provide notice of the intent to make such proposal by personal delivery or mail to Sabratek on or before March 7, 2000, or by an earlier or later date, if such date is established by amendment to Sabratek's bylaws, then any proxy solicited by management may confer discretionary authority to vote on such proposal. Sabratek reserves the right to decline to include in Sabratek's proxy statement and proxy any stockholder proposal that does not comply with the rules of the United States Securities and Exchange Commission or the provisions of Sabratek's bylaws relating to stockholder proposals.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. If matters other than the foregoing should arise at the Annual Meeting, it is intended that, subject to applicable rules relating to the discretionary voting of proxies, the shares represented by proxies will be voted in accordance with the judgment of the persons named in the proxy.

     Please complete, sign and date the enclosed Proxy Card, which is revocable as described herein, and mail it promptly in the enclosed postage-paid envelope.

                                          By Order of the Board of Directors,

                                          /s/ K. Shan Padda
                                          ------------------------------
                                          K. SHAN PADDA, Chairman

Dated: April 26, 1999

PROXY                SABRATEK CORPORATION                THIS PROXY IS SOLICITED
                  8111 North St. Louis Avenue                   ON BEHALF OF THE
                    Skokie, Illinois  60076                   BOARD OF DIRECTORS
         PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                  To Be Held On June 3, 1999



         TO VOTE AT THE ANNUAL MEETING IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF SABRATEK CORPORATION, SIGN AND DATE THE REVERSE SIDE OF THIS CARD WITHOUT CHECKING ANY BOX.

         The undersigned holder of common stock, par value $.01 per share, of Sabratek Corporation hereby appoints K. Shan Padda and Stephen L. Holden, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned stockholder is entitled to cast at the Annual Meeting of Stockholders to be held at the Midland Hotel, 172 West Adams Street, Chicago, Illinois 60603, on Thursday, June 3, 1999, at 3:30 P.M., local time, and at any adjournment of the Annual Meeting, upon the following matters. The undersigned stockholder hereby revokes any proxy or proxies heretofore given.

1.       ELECTION OF CLASS III DIRECTORS

         |_|    FOR all nominees listed below     |_|     WITHHOLD AUTHORITY to
                (except as marked to the                  vote for all nominees
                contrary below)                           listed below


         (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name listed below.)

         K. SHAN PADDA           DORON C. LEVITAS            WILLIAM H. LOMICKA


         If a nominee becomes unavailable for election or unable to serve as a director, the votes will be cast for a person that will be designated by the Board of Directors of Sabratek.


2.       A PROPOSAL TO APPROVE SABRATEK'S LONG-TERM INCENTIVE COMPENSATION PLAN

         |_|      For           |_|      Against                |_|     Abstain


3. A PROPOSAL TO APPROVE AN AMENDMENT TO SABRATEK'S STOCK OPTION PLAN TO PROVIDE FOR THE ISSUANCE OF OPTIONS TO PURCHASE AN ADDITIONAL 400,000 SHARES OF SABRATEK'S COMMON STOCK

         |_|      For           |_|      Against                |_|     Abstain


4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, or any adjournment of the Annual Meeting.

(continued from other side)


         This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND IN ACCORDANCE WITH THE UNANIMOUS DETERMINATION OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Vice President of Finance and Assistant Secretary of Sabratek either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. The undersigned stockholder hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.


                                        DATED: _________________________________


                                        ________________________________________
                                        Signature


                                        ________________________________________
                                        Signature (if held jointly)


                                        Please date and sign exactly as the name appears hereon. When signing as executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give title as such. When signing as corporation, please sign in full corporate name by President or other authorized officer. If you sign for a partnership, please sign in partnership name by an authorized person.